Exhibit 99.1

Paycor Announces First Quarter Fiscal Year 2025 Financial Results

•Q1 Total revenues of $167.5 million, an increase of 17% year-over-year, while expanding operating margins

•Q1 Recurring revenues of $154.0 million, an increase of 16% year-over-year

•FY 2025 revenue guidance of $726.0-$733.0 million, an increase of 12% year-over-year at the top end of the range

CINCINNATI – November 6, 2024 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the first quarter fiscal year 2025, which ended September 30, 2024.

“Paycor had an impressive start to the year, delivering 17% revenue growth year-over-year,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “Our continued success is a testament to the strength of our award-winning HCM solution, which empowers leaders to drive tangible business results through connectivity with people, data, and expertise.”

“We continued to pragmatically invest in sales and product expansion to fuel future growth while demonstrating the scalability of our business model with significant margin and free cash flow expansion. We remain confident in our ability to deliver attractive growth and significantly higher operating leverage over the longer-term.”

First Quarter Fiscal Year 2025 Financial Highlights

•Total revenues were $167.5 million, an increase of 17% from the first quarter of FY 2024.

•Operating loss was $14.3 million, compared to $23.4 million or an improvement of 39% from the first quarter of FY 2024 or (9%) of Total revenues compared to (16%) in the first quarter of FY 2024.

•Adjusted operating income* was $22.8 million, compared to $15.9 million or an increase of 43% from the first quarter of FY 2024, or 14% of Total revenues compared to 11% in the first quarter of FY 2024.

•Net loss was $7.3 million, compared to $20.6 million for the first quarter of FY 2024.

•Adjusted net income* was $18.7 million, compared to $12.8 million for the first quarter of FY 2024.

•Net cash used in operating activities improved to ($8.3) million from ($26.1) million for the first quarter of FY 2024.

•Adjusted free cash flow* improved to ($22.2) million from ($40.0) million for the first quarter of FY 2024.

*Adjusted operating income, adjusted net income and adjusted free cash flow are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures referenced in this press release.

First Quarter and Recent Business Highlights

•Launched Paycor Assistant, an AI-powered HR companion that transforms the way customers interact with Paycor. This modern and intuitive solution is designed to boost productivity by enhancing the speed and effectiveness of responding to employees' HR-related questions, empowering leaders to focus on powering people and performance.

•Introduced the Paycor Integration Platform, enabling customers to seamlessly connect their preferred business solutions to our HCM platform. This platform provides pre-built connections to over 320 best-in-breed technology partners, along with robust developer tools and services to create custom connections, making it easier for customers to integrate their technology systems to enhance efficiency and accuracy.

Business Outlook

Based on information as of today, November 6, 2024, Paycor is issuing the following financial guidance:

Second Quarter Ending December 31, 2024:

•Total revenues in the range of $176.0-$178.0 million.

•Adjusted operating income* in the range of $26.0-$27.0 million.

Fiscal Year Ending June 30, 2025:

•Total revenues in the range of $726.0-$733.0 million.

•Adjusted operating income* in the range of $127.0-$130.0 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking income (loss) from operations, the most closely comparable GAAP financial measure, because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, November 6, 2024, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13748589. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s HR, payroll, and talent platform connects leaders to people, data, and expertise. We help leaders drive engagement and retention by giving them tools to coach, develop, and grow employees. We give them unprecedented insights into their operational data with a unified HCM experience that can seamlessly connect to other mission-critical technology. By providing expert guidance and consultation, we help them achieve business results and become an extension of their teams. Learn more at paycor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our most recent Annual Report on Form 10-K, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the potential unauthorized access to our customers’ or their employees’ personal data as a result of a breach of our or our vendors’ security measures; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; risks specifically associated with our development and use of artificial intelligence in our solutions; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties that provide financial and other functionality integrated into our HCM platform; the extent to which negative macroeconomic conditions persist or worsen in the markets in which we or our customers operate; and the impact of an economic downturn or recession in the United States or global economy. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income, adjusted net income per share, adjusted free cash flow and adjusted free cash flow margin. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets and stock-based compensation expense, in each case that are included in costs of revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as income (loss) from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights and stock-based compensation expense, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense, (viii) adjusted net income as income (loss) before expense (benefit) for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, change in fair value of contingent consideration, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, all of which are tax effected by applying an adjusted effective income tax rate, (ix) adjusted net income per share as adjusted net income divided by adjusted shares outstanding, which includes potentially dilutive securities excluded from the GAAP dilutive net income (loss) per share calculation, (x) adjusted free cash flow as cash provided (used) by operating activities less the purchase of property and equipment and internally developed software costs, excluding other certain corporate expenses, which are included in cash provided (used) by operating activities and (xi) adjusted free cash flow margin as adjusted free cash flow divided by total revenues.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, income (loss) from operations, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income (loss), diluted net income (loss) per share and cash provided (used) by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30, 2024	June 30, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$97,618	$117,958
Accounts receivable, net allowance for credit losses	47,957	48,164
Deferred contract costs	73,128	70,377
Prepaid expenses	14,693	12,749
Other current assets	8,673	3,458
Current assets before funds held for clients	242,069	252,706
Funds held for clients	967,189	1,109,136
Total current assets	1,209,258	1,361,842
Property and equipment, net	34,871	35,220
Operating lease right-of-use assets	14,021	14,417
Goodwill	766,832	766,653
Intangible assets, net	147,925	171,493
Capitalized software, net	70,173	67,376
Long-term deferred contract costs	194,941	189,826
Other long-term assets	2,853	2,566
Total assets	$2,440,874	$2,609,393
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,419	$27,309
Accrued expenses and other current liabilities	29,535	26,450
Accrued payroll and payroll related expenses	22,006	44,923
Deferred revenue	13,124	13,600
Current liabilities before client fund obligations	85,084	112,282
Client fund obligations	963,998	1,111,373
Total current liabilities	1,049,082	1,223,655
Deferred income taxes	11,197	16,019
Long-term operating leases	12,653	13,447
Other long-term liabilities	68,309	69,346
Total liabilities	1,141,241	1,322,467
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 178,821,615 shares outstanding at September 30, 2024 and 178,210,263 shares outstanding at June 30, 2024	179	178
Treasury stock, at cost, 10,620,260 shares at September 30, 2024 and June 30, 2024	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at September 30, 2024 and June 30, 2024	—	—
Additional paid-in capital	2,097,454	2,081,668
Accumulated deficit	(555,721)	(548,437)
Accumulated other comprehensive income (loss)	2,795	(1,409)
Total stockholders' equity	1,299,633	1,286,926
Total liabilities and stockholders' equity	$2,440,874	$2,609,393

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended
	September 30,
	2024	2023
Revenues:
Recurring and other revenue	$153,999	$132,708
Interest income on funds held for clients	13,477	10,880
Total revenues	167,476	143,588
Cost of revenues	59,217	51,378
Gross profit	108,259	92,210
Operating expenses:
Sales and marketing	56,789	52,778
General and administrative	48,296	48,749
Research and development	17,428	14,055
Total operating expenses	122,513	115,582
Loss from operations	(14,254)	(23,372)
Other (expense) income:
Interest expense	(1,138)	(1,244)
Other	1,670	931
Loss before benefit for income taxes	(13,722)	(23,685)
Income tax benefit	(6,438)	(3,089)
Net loss	$(7,284)	$(20,596)
Basic and diluted net loss per share	$(0.04)	$(0.12)
Weighted average common shares outstanding:
Basic and diluted	178,729,710	176,953,395

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(7,284)	$(20,596)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,451	1,511
Amortization of intangible assets and software	34,341	34,183
Amortization of deferred contract costs	18,834	14,366
Stock-based compensation expense	12,665	12,915
Deferred tax benefit	(6,795)	(3,098)
Bad debt expense	730	1,291
Loss on sale of investments	83	61
(Gain) loss on foreign currency exchange	(52)	184
Loss (gain) on lease exit	6	(144)
Naming rights accretion expense	1,006	1,030
Change in fair value of deferred consideration	(112)	—
Other	23	23
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(478)	(5,228)
Prepaid expenses and other assets	(6,641)	(6,393)
Accounts payable	(6,848)	(7,877)
Accrued liabilities and other	(21,914)	(21,314)
Deferred revenue	(626)	43
Deferred contract costs	(26,700)	(27,086)
Net cash used in operating activities	(8,311)	(26,129)
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(83,244)	(22,542)
Proceeds from sale and maturities of client funds available-for-sale securities	78,135	23,652
Purchase of property and equipment	(1,169)	(1,435)
Acquisition of intangible assets	(127)	(12)
Internally developed software costs	(13,441)	(13,254)
Net cash used in investing activities	(19,846)	(13,591)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	(145,984)	(16,270)
Payment of capital expenditure financing	—	(3,689)
Repayments of debt and finance lease obligations	(297)	(266)
Withholding taxes paid related to net share settlements	(323)	(418)
Proceeds from employee stock purchase plan	3,444	4,172
Net cash used in financing activities	(143,160)	(16,471)
Impact of foreign exchange on cash and cash equivalents	(2)	1
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	(171,319)	(56,190)
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	910,580	879,046
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$739,261	$822,856
Supplemental disclosure of non-cash investing, financing and other cash flow information:

Capital expenditures in accounts payable	$12	$11
Cash paid for interest	$—	$145
Capital lease asset obtained in exchange for capital lease liabilities	$—	3,393
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$97,618	$54,277
Funds held for clients	641,643	768,579
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$739,261	$822,856

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2024	September 30, 2023
Gross Profit*	$108,259	$92,210
Gross Profit Margin	64.6%	64.2%
Amortization of intangible assets	875	1,375
Stock-based compensation expense	1,502	1,595
Corporate adjustments	21	—
Adjusted Gross Profit*	$110,657	$95,180
Adjusted Gross Profit Margin	66.1%	66.3%

* Gross Profit and Adjusted Gross Profit are burdened by depreciation expense of $0.6 million for both the three months ended September 30, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of capitalized software of $10.6 million and $8.5 million for the three months ended September 30, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $10.8 million and $8.1 million for the three months ended September 30, 2024 and 2023, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2024	September 30, 2023
Loss from Operations	$(14,254)	$(23,372)
Operating Margin	(8.5)%	(16.3)%
Amortization of intangible assets	23,696	25,710
Stock-based compensation expense	12,665	12,915
Loss (gain) on lease exit*	6	(144)
Corporate adjustments**	687	811
Adjusted Operating Income	$22,800	$15,920
Adjusted Operating Income Margin	13.6%	11.1%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three months ended September 30, 2024 relate to professional, consulting, and other costs associated with strategic initiatives of $0.7 million. Corporate adjustments for the three months ended September 30, 2023 relate to professional, consulting, and other costs associated with strategic initiatives of $0.8 million.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2024	September 30, 2023
Sales and Marketing expenses	$56,789	$52,778
Amortization of intangible assets	(1,059)	(1,059)
Stock-based compensation expense	(4,185)	(4,318)
Adjusted Sales and Marketing expenses	$51,545	$47,401
General and Administrative expenses	$48,296	$48,749
Amortization of intangible assets	(21,762)	(23,276)
Stock-based compensation expense	(4,786)	(5,072)
(Loss) gain on lease exit*	(6)	144
Corporate adjustments**	(666)	(811)
Adjusted General and Administrative expenses	$21,076	$19,734
Research and Development expenses	$17,428	$14,055
Stock-based compensation expense	(2,192)	(1,930)
Adjusted Research and Development expenses	$15,236	$12,125

* Represents exit costs due to exiting leases of certain facilities.
**    Corporate adjustments for the three months ended September 30, 2024 relate to professional, consulting, and other costs associated with strategic initiatives of $0.7 million. Corporate adjustments for the three months ended September 30, 2023 relate to professional, consulting, and other costs associated with strategic initiatives of $0.8 million.

Adjusted Net Income Attributable to Paycor HCM, Inc. and Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2024	September 30, 2023
Net loss before benefit for income taxes	$(13,722)	$(23,685)
Amortization of intangible assets	23,696	25,710
Naming rights accretion expense	1,006	1,030
Change in fair value of contingent consideration	(112)	—
Stock-based compensation expense	12,665	12,915
Loss (gain) on lease exit*	6	(144)
Corporate adjustments**	687	811
Non-GAAP adjusted income before applicable income taxes	24,226	16,637
Income tax effect on adjustments***	(5,572)	(3,827)
Adjusted Net Income Attributable to Paycor HCM, Inc.	$18,654	$12,810

Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share	$0.10	$0.07
Adjusted shares outstanding****	177,912,794	177,334,568

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three months ended September 30, 2024 relate to professional, consulting, and other costs associated with strategic initiatives of $0.7 million. Corporate adjustments for the three months ended September 30, 2023 relate to professional, consulting, and other costs associated with strategic initiatives of $0.8 million.
*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective income tax rate of 23.0% for both of the three months ended September 30, 2024 and 2023.
**** Adjusted shares outstanding for both the three months ended September 30, 2024 and 2023 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them in the computation of net income per share would have had an anti-dilutive effect.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2024	September 30, 2023
Net cash used in operating activities	$(8,311)	$(26,129)
Purchase of property and equipment	(1,169)	(1,435)
Internally developed software costs	(13,441)	(13,254)
Corporate adjustments*	687	811
Adjusted Free Cash Flow	$(22,234)	$(40,007)
Adjusted Free Cash Flow Margin	(13.3)%	(27.9)%

* Corporate adjustments for the three months ended September 30, 2024 relate to professional, consulting, and other costs associated with strategic initiatives of $0.7 million. Corporate adjustments for the three months ended September 30, 2023 relate to professional, consulting, and other costs associated with strategic initiatives of $0.8 million.